Exhibit 10.10

INLAND TRACT

ATLANTA, GEORGIA

LEASE AGREEMENT

BETWEEN

GPI T&U INLAND, LP,

a Texas limited partnership

(“LANDLORD”)

AND

MIRION TECHNOLOGIES (MGPI), INC.,

a Delaware corporation

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information	1
2.	Lease Grant	3
3.	Adjustment of Commencement Date; Possession	4
4.	Rent	4
5.	Compliance with Laws; Use	5
6.	Security Deposit	6
7.	Building Services	6
8.	Leasehold Improvements	7
9.	Repairs and Alterations	7
10.	Entry by Landlord	8
11.	Assignment and Subletting	9
12.	Liens	10
13.	Indemnity and Waiver of Claims	10
14.	Insurance	11
15.	Subrogation	12
16.	Casualty Damage	12
17.	Condemnation	13
18.	Events of Default	13
19.	Remedies	13
20.	Limitation of Liability	14
21.	Relocation	15
22.	Holding Over	15
23.	Subordination to Mortgages; Attornment; Mortgagee Protections; Estoppel Certificate	15
24.	Notice	16
25.	Surrender of Premises	17
26.	Miscellaneous	17

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of this ____ day of October, 2019, by and between, GPI T&U INLAND, LP, a Texas limited partnership (“Landlord”) and MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit C-1 (Landlord’s Work); Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions, if required), Exhibit G (Pet Policy); Exhibit H (Janitorial Specifications); Exhibit I (Guaranty); Exhibit J (Form of Estoppel); Exhibit K (Form of SNDA); Exhibit L (Parking Lot Repair Plan); and Exhibit M (Tenant’s License).

1.	Basic Lease Information.

1.1 “Building” shall collectively mean the buildings located at 1218 & 1236 Menlo Drive, Atlanta, Georgia, commonly known as Inland Tract. The “Rentable Square Footage of the Building” is deemed to be approximately 78,814 square feet, which Rentable Square Footage of the Building is subject to Landlord’s reasonable adjustment from time-to-time to reflect the then applicable Rentable Square Footage of the Building. The Rentable Square Footage of the Building is comprised of both office space and warehouse space, and the allocation of office space and warehouse space shall be subject to Landlord’s reasonable adjustment from time-to-time to reflect the then-applicable ratio of office space to warehouse space within the Building. The Building comprises a portion of the project commonly known as “Inland Tract” (the “Project”) owned by Landlord, as such Project may be expanded or contracted by Landlord from time-to-time.

1.2 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the ground floor of the Building and known as suites 1218A, 1218B, 1218C and 1236C. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be approximately 31,188 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises are correct.

1.3 “Base Rent”:

Period or Months of Term	Amount per Rentable Square Foot		Annual Base Rent		Monthly Base Rent
Month 1-Month 12*	$23.50	*	$732,918.00	*	$61,076.50	*
Month 13 - Month 24	$24.09		$751,318.92		$62,609.91
Month 25 - Month 36	$24.69		$770,031.72		$64,169.31
Month 37 - Month 48	$25.31		$789,368.28		$65,780.69
Month 49 - Month 60	$25.94		$809,016.72		$67,418.06
Month 61 - Month 72	$26.59		$829,288.92		$69,107.41
Month 73 - Month 84	$27.25		$849,873.00		$70,822.75
Month 85 - Month 96	$27.93		$871,080.84		$72,590.07
Month 97 - Month 108	$28.63		$892,912.44		$74,409.37
Month 109 - Month 120	$29.35		$915,367.80		$76,280.65
Month 121 - Month 130	$30.08		$938,135.04		$78,177.92

*

Landlord agrees that, provided Tenant is not in Default of this Lease beyond the expiration of any applicable notice and cure period, the Monthly Base Rent for the first ten (10) full months of the Term (the “Excused Rent”) shall not be due or payable unless and until a Default beyond the expiration of any applicable notice and cure period has occurred by Tenant at any time during the Term and Landlord elects to terminate the Lease, at which time the then-unamortized portion of the Excused Rent (amortized over the non-Excused Rent portion of the initial Term) shall be immediately due and payable upon Landlord’s demand therefor. Tenant acknowledges that during the Excused Rent period Tenant shall remain obligated for the payment of all other amounts accruing hereunder. Notwithstanding the foregoing, Tenant shall have the right, upon written notice to Landlord given prior to the Commencement Date, to conveti all or a portion of the Excused Rent to additional Allowance on a Dollar for Dollar basis.

1.4 “Tenant’s Pro Rata Share of the Office Space of the Building”: 57.14% (31,188/54,582), which percentage shall be subject to Landlord’s reasonable adjustment from time-to-time to reflect the then-applicable percentage of the office space occupied by Tenant relative to the total office space within the Building.

“Tenant’s Pro Rata Share of the Warehouse Space of the Building”: 0.00% (0/24,232) which percentage shall be subject to Landlord’s reasonable adjustment from time-to-time to reflect the then-applicable percentage of the warehouse space occupied by Tenant relative to the total warehouse space within the Building

1.5 “Pre-Paid Rent” $76,826.42, which amount shall be paid by Tenant to Landlord concurrently with Tenant’s execution of this Lease and shall be applied by Landlord to the first installment(s) of Rent coming due hereunder.

1.6 “Term”: A period of one hundred thirty (130) months. The Term shall commence on the date which is the earlier to occur of: (i) the date that Tenant obtains a Certificate of Occupancy (or the jurisdictional equivalent) for the Premises and Tenant opening for business therefrom; or (ii) April 1, 2020 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on the last day of the one hundred thirtieth (130th ) full calendar month following the month in which the Commencement Date occurs (the “Termination Date”).

1.7 Allowance(s): One Million Seven Hundred Fifteen Thousand Three Hundred Fotiy and 00/100 Dollars ($1,715,340.00) (based upon $55.00 per rentable square foot of the Premise), payable in accordance with the terms and conditions set forth below. Any portion of the Allowance which has not been validly requested by Tenant on or before December 31, 2020, shall be deemed surrendered by Tenant and forfeited to Landlord.

In addition to the Allowance, Landlord shall make available to Tenant a test-fit allowance equal to up to $0.12 per Rentable Square Foot of the Premises (the “Test Fit Allowance”) which Tenant may utilize toward one (1) test-fit for the Premises and one (1) revision thereto. Landlord shall reimburse to Tenant the Test Fit Allowance within thirty (30) days following Landlord’s receipt from Tenant of a paid invoice therefor from Tenant’s architect.

1.8 “Security Deposit”: $76,826.42, as more fully described in Section 6.

1.9 “Guarantor”: Mirian Technologies (Global), Ltd.

1.10 “Broker(s)”: Wilson Hull & Neal, for Landlord, and Scotland Wright & Associates, LLC, for Tenant.

1.11 “Permitted Use”: General office purposes, calibration, testing and assembly of machinery and equipment, supporting activities, and for no other use or purpose whatsoever. Tenant’s use and occupancy of the Premises shall, in any event, comply with applicable codes, ordinances and applicable Laws. Subject to Section 26.12 below, for purposes of testing Tenant’s machinery and equipment, Tenant shall be permitted to store within secured portions of the Premises trace amounts of radioactive materials. Said radioactive materials shall at all times be maintained, stored and handled by Tenant in compliance with applicable Laws and that certain Radiation Source Room Overview submitted by Tenant to Landlord on August 20, 2019.

1.12 “Notice Address(es)”:

Landlord:	Tenant:

GPI T&U INLAND, LP c/o Third & Urban, LLC 120 Ottley Drive, Studio D Atlanta, Georgia 30324 Attn: Asset Manager	Prior to the Commencement Date:
Mirian Technologies (MGPI), Inc. 5000 Highlands Parkway, Suite 150 Smyrna, Georgia 30082

With a copy to: 5601 Granite Parkway Suite 1200 Plano, Texas 75024 Attention: Lease Administration	As of and following the Commencement Date:
At the Premises.

With a copy to: Arnall Golden Gregory LLP 171 17th Street, NW, Suite 2100 Atlanta, GA 30363 Attention: Brian R. Smith, Esq.

1.13 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and, if requested by Tenant at least twenty-four (24) hours in advance, 9:00 A.M. to 1:00 P.M. on Saturdays.

1.14 “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to Exhibit C-1.

1.15 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.	Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”). Except as otherwise set forth herein, Tenant’s parking at the Project shall be on an unassigned, first come, first serve basis. In no event shall Tenant’s occupancy of the Premises exceed the occupancy permitted by applicable codes and ordinances.

3.	Adjustment of Commencement Date; Possession.

3.1 Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. If the Commencement Date does not fall on the first day of a calendar month, the first (1st) month of the Term shall include the first partial calendar month of the Term and the first full calendar month thereafter and the first (s1 t) month’s Rent shall be increased to include the Rent attributable to the first (1st) partial calendar month. The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises and the issuance of a certificate of occupancy (or the jurisdictional equivalent).

3.2 The Premises are accepted by Tenant in “as-is” condition and configuration without any representations or warranties by Landlord except as expressly provided herein. Tenant shall perform all improvements to the Premised over and above the Landlord Work in accordance with the “Work Letter” attached hereto as Exhibit C. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.1) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.	Rent.

4.1 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first (1st) day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the Landlord entity, and sent to the address, Landlord designates from time-to-time in writing (currently c/o Granite Properties, Inc, Attn: Preksha Patel, 5601 Granite Pkwy, Ste 1200, Plano, Texas 75024) and shall be made by good and sufficient check or by other means acceptable to Landlord. Landlord shall have the right to require Tenant to submit Rent payments via ACH transfer to an account designated by Landlord in writing to Tenant from time-to time. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first (1st) late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.2 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

Notwithstanding anything contained in this Lease to the contrary, beginning with the second (2nd) full calendar year during the Term, and continuing thereafter throughout the Term, Tenant’s Pro Rata Share of Controllable Expenses (as hereinafter defined) for the then-current full calendar year shall not increase by more than five percent (5%) over Tenant’s Pro Rata Share of Controllable Expenses for the preceding full calendar year (calculated on a cumulative and compounding basis). However, in no event shall Tenant’s Pro Rata Share of Controllable Expenses (as defined below) for the first twelve (12) months of the Term exceed the sum of Three and 50/100 Dollars ($3.50) per Rentable Square Foot of the Premises per annum. By way of illustration, if Controllable Expenses were $3.50 per rentable square foot for calendar year 2021, then Controllable Expenses for the calendar year 2022 shall not exceed $3.68 per rentable square foot, and Controllable Expenses for calendar year 2023 shall not exceed $3.86 per rentable square foot. “Controllable Expenses” shall mean all Expenses other than (i) the costs of utilities, snow and ice removal, repairs and restoration due to hurricanes and other weather-related causes, (ii) insurance premiums and deductibles, (iii) capital expenditures, (iv) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, (v) intentionally deleted, (vi) security costs; and (vii) other Expenses to the extent: (a) that a component of such Expenses are union labor wages, or (b) such Expenses are incurred as a result of any requirements of Law. For purposes of determining Controllable Expenses, any management fee shall be calculated without regard to any free rent, abated rent, or the like.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. Tenant shall comply with all Laws relating to the storage, handling and transportation of radioactive materials. Tenant covenants and agrees that the use of the Premises shall comply with the then cun-ent requirements of the Life Safety Code, as published by the National Fire Protection Association and as adopted and modified by the applicable governmental authorities from time to time, and Tenant further covenants and agrees that Tenant’s use of the Premises shall be in a manner that does not exceed its prorata share (based on the rentable area of the Premises and the floor) of the occupant load, as such term is used in the Life Safety Code and applied by the applicable governmental authority, permitted on any particular floor on which the Premises is located. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9). Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Building issued pursuant to the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system. Tenant shall comply with the Pet Policy attached as Exhibit G and such other reasonable rules and regulations pertaining to pets adopted by Landlord from time to time; provided, however, Landlord shall have the right, in Landlord’s sole discretion, to exclude pets owned by Tenant or its employees (other than service animals assisting the disabled) from the Building and the Building grounds upon written notice to Tenant.

6.	Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.	Building Services.

7.1 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories, if any; (b) customary heat and air conditioning in season within the enclosed Common Areas during Building Service Hours; (c) standard janitorial service three (3) Business Days per week to the office portions of the Premises, and standard janitorial service to the Common Areas each Business Day; (d) Elevator service, if applicable; (e) Electricity in accordance with the terms and conditions in Section 7.2; (f) natural gas service; (g) Building-standard lighting and bulbs (but any specialty lighting and bulbs shall be Tenant’s sole responsibility) and (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

Landlord, at Tenant’s sole cost and expense, shall provide heat and air conditioning to the Common Areas of the Building outside the Building Service Hours, as reasonably requested by Tenant, in advance not later than 3:00 p.m. on (i) the Business Day that additional service is required, or (ii) the last Business Day prior to a weekend or holiday that additional service is required.

7.2 Natural gas used by Tenant in the Premises shall be paid for by Tenant as Additional Rent by way of a separate charge payable by Tenant to Landlord based upon readings of a sub-meter serving the Premises and is not included in Expenses. Electricity used by Tenant in the Premises shall be paid by Tenant directly to the applicable electrical provider.

7.3 Except as expressly provided below, Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days following written notice from Tenant to Landlord as a result of a Service Failure that was caused by Landlord, its agents, employees or contractors, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

7.4 Tenant specifically covenants and agrees to provide Landlord on a prompt basis with all information needed or required by Landlord with respect to Tenant’s energy and water consumption in the Premises, to facilitate Landlord’s compliance with the Atlanta Commercial Energy Efficiency Ordinance (15-0-1101).

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.1) installed by or for the benefit of Tenant, (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements, and (c) Tenant’s personal property (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Landlord, at the time Tenant requests approval for a proposed Alteration, shall clarify, in writing, whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which p01iions of the Alteration are Required Removables.

9.	Repairs and Alterations.

9.1 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are· not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (t) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in the amount of five percent (5%) of the cost of the repairs.

It is agreed between Landlord and Tenant that the day-to-day maintenance of the heating, ventilating and air-conditioning equipment serving the office portion(s) of the Premises (collectively “HVAC Systems”) shall be performed by Landlord and the cost thereof shall be included in Expenses In the event that any supplemental cooling systems are installed by Tenant (such as for cooling of Tenant’s server room), or are to be repaired and maintained by Tenant, the repair and maintenance of such unit(s) shall be performed by Tenant at its sole cost and expense and Tenant shall maintain a routine service contract thereupon providing for service and maintenance of any such supplemental cooling systems not less than quarterly. Tenant shall provide to Landlord a copy of any such contract.

9.2 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical, electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; (f) elevators serving the Building, if any; and (g) the HVAC Systems. Landlord shall promptly make repairs for which Landlord is responsible.

9.3 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.3. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to four percent (4%) of the cost of the Alteration. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.	Assignment and Subletting.

11.1 Except in connection with a Permitted Transfer (defined in Section 11.4), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.2. Except as relates to the trading of the shares of Tenant on a nationally-recognized over-the-counter exchange, and except in connection with an Ownership Change (as defined below) or a Permitted Transfer (as defined below), a change in ownership of more than fifty percent (50%) of the stock or membership interest of Tenant shall be deemed a Transfer hereunder. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.2 Tenant shall provide Landlord with financial statements for the proposed transferee, an unexecuted, draft of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Area of the Premises for the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or requested Transfer, plus Landlord’s reasonable and actual attorneys’ fees associated therewith.

11.3 Landlord has the right to 50% of, and Tenant shall pay Landlord 50% of, all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses out-of-pocket expenses directly and actually incurred by Tenant attributable to the Transfer, such as brokerage fees, rental concessions, and alterations. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.4 Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. In no event shall an Ownership Change or a Permitted Transfer relieve the assigning person or entity from its ongoing obligations and liabilities hereunder.

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.	Indemnity and Waiver of Claims.

TENANT’S GENERAL INDEMNITY. TENANT WILL DEFEND, INDEMNIFY, AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, “LANDLORD RELATED PARTIES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS (EACH, A “LANDLORD CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST LANDLORD OR LANDLORD RELATED PARTIES AND ARISE FROM OR IN CONNECTION WITH (I) THE USE OR OCCUPANCY OF THE PREMISES, (II) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PREMISES, OR (III) ANY BREACH BY TENANT OF ANY REPRESENTATION OR COVENANT IN THIS LEASE, INCLUDING WITHOUT LIMITATION, TENANT’S FAILURE TO COMPLY WITH ALL APPLICABLE LAWS. TENANT’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY LANDLORD CLAIM WAIVED BY LANDLORD UNDER THE FINAL PARAGRAPH OF THIS ARTICLE 13.

LANDLORD’S GENERAL INDEMNITY. LANDLORD WILL DEFEND, INDEMNIFY AND HOLD HARMLESS TENANT AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY, “TENANT RELATED PARTIES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSS, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION, ATTORNEY’S FEES AND COURT COSTS (EACH, A “TENANT CLAIM”) WHICH ARE SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST TENANT OR TENANT RELATED PARTIES AND ARISE FROM OR IN CONNECTION WITH (I) ANY ACCIDENT, INJURY OR DAMAGE OCCURRING IN OR AT THE PROPERTY (OTHER THAN IN THE PREMISES), OR (II) ANY BREACH BY LANDLORD OF ANY REPRESENTATION OR COVENANT IN THIS LEASE. LANDLORD’S INDEMNITY AND HOLD HARMLESS OBLIGATIONS SHALL APPLY EVEN IN THE EVENT OF THE FAULT OR NEGLIGENCE OF THE PARTIES INDEMNIFIED AND HELD HARMLESS HEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW, BUT IN NO EVENT SHALL THEY APPLY TO LIABILITY CAUSED BY THE WILLFUL MISCONDUCT OR SOLE NEGLIGENCE OF THE PARTIES INDEMNIFIED OR HELD HARMLESS. FURTHER, SUCH INDEMNIFICATION SHALL NOT INCLUDE ANY TENANT CLAIM WAIVED BY LANDLORD UNDER THE FINAL PARAGRAPH OF THIS ARTICLE 13.

THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE SHALL NOT APPLY TO DAMAGES ARISING OUT OF BODILY INJURY TO PERSONS OR DAMAGE TO PROPERTY CAUSED BY OR RESULTING FROM THE SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY TO THE EXTENT O.C.G.A. SECTION 13-8-2 IS APPLICABLE THERETO.

14.	Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of at least $5,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. If alcohol or other distilled beverages are sold, provided, or otherwise available in the Premises, Tenant shall carry liquor liability coverage in amounts not less than One Million Dollars ($1,000,000) combined single limit per occurrence and shall be in full force and effect during the use, sale or gift of alcoholic beverages on or from the Premises. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord and Commercial General Liability Insurance applicable to the Common Areas. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth herein).

In the event that the cost of Landlord’s premiums for Landlord’s insurance maintained upon the Project increase as a result of Tenant’s use of the Premises, Tenant shall pay to Landlord the full cost of any such increase in premium as Additional Rent hereunder. Tenant shall comply with all reasonable requests made by Landlord’s insurers relating to the presence of radioactive materials maintained by Tenant at the Project.

15.	Subrogation.

LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE CARRIED (OR REQUIRED TO BE CARRIED) BY TENANT AND LANDLORD, RESPECTIVELY, UNDER ARTICLE 14 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by Article 14 above. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such patty or Property Manager or its respective insurers may have against the other patty or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

16.	Casualty Damage.

16.1 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either patty shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Patties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

16.2 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of

Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 days after written notice to Tenant (“Monetary Default”); provided, however, in no event shall Landlord be required to give the foregoing written notice on more than one (1) occasion in any twelve (12) month period; (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; or (e) Tenant abandons or vacates all or any portion of the Premises and fails to pay Rent when due. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.1 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entiy or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

(c) Allow the Premises to remain unoccupied and collect Rent from Tenant as and when it becomes due, provided that Landlord uses commercially reasonable efforts to relet the Premises utilizing Landlord efforts typically utilized to market available premises for lease at the Building. In no event shall Landlord be required to show the Premises in preference over other available premises at the Building.

19.2 In lieu of calculating damages under Section 19.1, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

19.3 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. EXCEPT AS SET FORTH IN THE PREVIOUS SENTENCE, NEITHER LANDLORD NOR ANY LANDLORD

RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.	Relocation.

Intentionally omitted.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.	Subordination to Mortgages; Attornment; Mortgagee Protections; Estoppel Certificates.

Tenant accepts, acknowledges and agrees that this Lease, the leasehold estate created hereby and all rights and privileges of Tenant hereunder shall be subject and subordinate to the lien of any deed(s) to secure debt, mortgage(s), deed(s) of trust, other security instrument(s), ground lease(s), declaration(s) or other similar restrictive instrument(s) of record, or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, amendments, restatements, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative and no further instrument of subordination shall be required, but upon request from Landlord or a Mortgagee, in confirmation of such subordination, Tenant shall execute, in recordable form if requested, a subordination, non-disturbance and attornment agreement in a commercially reasonable form (which form is initially stipulated and agreed to, and attached hereto as Exhibit K), in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time, in its sole and absolute discretion and unilaterally, to subordinate its Mortgage to this Lease by so notifying Tenant in writing. Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale or otherwise (such party, a “Successor Landlord”), and Tenant agrees that it will (a) be liable to and recognize any Successor Landlord as the owner and lessor of the Premises upon the same terms and conditions as are contained in the Lease and (b) pay rent and all other amounts due under the Lease directly to the Successor Landlord. Such attornment shall be effective and self-operative without the execution of any further documents; provided, that upon a Successor Landlord’s request, Tenant shall execute such agreements confirming such attornment as such party may reasonably request. If a Mortgagee shall succeed to the interest of Landlord under this Lease, such Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Property by such Mortgagee, and (3) Tenant has provided written notice to Mortgagee and provided Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Property. Nothing in this Lease shall be construed to require Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail (each, a “Landlord Default Notice”), to any Mortgagee whose address has been given to Tenant, and affording such Mortgagee a reasonable opportunity to cure such default in accordance with the next succeeding sentence. Tenant agrees that Mortgagee shall have an additional thirty (30) days within which to cure such default after receipt of a Landlord Default Notice, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated, nor shall Tenant reduce the rent or credit or offset any amounts against the rent, while such remedies are being diligently pursued by Mortgagee. Tenant acknowledges that a Mortgagee is not obligated to cure any Landlord default under this Lease, but if Mortgagee elects to do so in accordance with this Section, Tenant agrees to accept cure by Mortgagee as that of the Landlord. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those patties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. The initial form of such estoppel certificate is stipulated and agreed to and attached hereto as Exhibit J.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1 or via email provided one of the other methods is also used. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 5 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.	Miscellaneous.

26.1 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.2 If either party institutes suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.3 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.4 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.5 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.6 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.7 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.8 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.9 This Lease shall create the relationship of landlord and tenant between Landlord and Tenant. No estate shall pass out of Landlord. Tenant has only usufruct, not subject to levy and sale, and not assignable by Tenant unless specifically permitted by the express terms of this Lease.

26.10 Tenant represents and warrants to Landlord, and agrees, that the entity(ies) or individual(s) constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not and at no time will be (a) in violation of any laws, executive orders or regulations relating to terrorism or money laundering, or (b) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasmy Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

26.11 Reserved.

26.12 (a) Except as expressly permitted herein, neither Tenant, its successors or assigns, nor any permitted assignee, sublessee, licensee or other person or entity acting at the direction or with the consent of Tenant shall (i) manufacture, treat, use, store or dispose of any “Hazardous Substance” (as hereinafter defined) on the Premises, the Project or any part thereof or (ii) permit the “release” (as hereinafter defined) of a Hazardous Substance on or from the Premises, the Project or any part thereof unless the manufacturing, treatment, use, storage, disposal, or release of a Hazardous Substance is approved in writing by Landlord. Tenant shall observe all governmental laws, rules and regulations related to Hazardous Substances. Landlord may, upon reasonable notice, inspect the Premises at any time and audit Tenant records or procedures related to Hazardous Substances in order to determine if Tenant is in compliance with such laws, rules and regulations, provided such inspections and audits are not disruptive to Tenant’s business. Landlord shall not disclose any inspection or audit results to Tenant. Landlord shall have no liability for failure to inspect or audit or for failing to discover any noncompliance with laws, rules and regulations. All Hazardous Substances which pre-exist Tenant remain the sole responsibility of Landlord. In all events, Tenant may utilize legal quantities of cleaning supplies in connection with Tenant’s operations from the Premises.

(b) Tenant covenants, at its cost and expense, to protect, indemnify, defend and hold Landlord harmless against and from any and all damages, losses, liabilities (including pollution liability or pollution claims), obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or nature (including, without limitation, attorney’s fees and expert’s fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substance on, in, under or affecting the Premises, the Project or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any assignee, permitted sublessee licensee or other person or entity acting at the direction, knowledge or implied consent of Tenant. The foregoing indemnity shall include any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or nature (including, without limitation, attorney’s fees and expert’s fees) suffered by Landlord regardless of whether Landlord has consented to Tenant’s storage or use of any Hazardous Substances within the Premises.

(c) The term “Hazardous Substance” shall mean any waste, substance or material (i) identified in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended form time to time (herein called “CERCLA”), or (ii) determined to be hazardous, toxic, a pollutant or contaminant, under federal, state, or local statute, law, ordinance, rule, regulation or judicial or administrative order or decision, as the same may be amended from time to time, including, but not limited to, petroleum and petroleum products. The term “release” shall have the meaning given to such term in Section 101(22) of CERCLA.

(d) Landlord acknowledges that Tenant will have a radioactive source laboratory for purpose of testing, calibration, and storage of low-level radiation sources in the Premises. Tenant is licensed (License Number 1270-1) (“Tenant’s License”) and compliant with Georgia State Department of Natural Resources requirements. A valid and current copy of the first (1st page of Tenant’s License is attached hereto as Exhibit M. Tenant shall at all times maintain all required licenses, permits and approvals in connection with all radiation sources utilized by Tenant at the Project and shall indemnify and hold Landlord harmless from and against any and all claims or damages suffered by Landlord in connection with any such radiation sources in accordance with Subparagraph (b) above. All radioactive materials shall be stored, handled and disposed of in accordance with all applicable Laws including, without limitation, regulation 391-3-17 enacted by the Georgia Department of Natural Resources. In no event shall Tenant be permitted to store within the Premise radioactive materials which exceed the amounts permitted under Tenant’s License and any increase in the amount of radioactive materials stored by Tenant at the Premises (relative to the amounts permitted by Tenant’s License as of the date of this Lease) shall require Landlord’s prior written approval, which may be withheld by Landlord in its sole and absolute discretion.

26.13 The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws (“Local Barriers Acts”), as the same may be amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Project depending upon, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable”, and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall, except as provided below, perform any required ADA Title III and related Local Barriers Acts compliance required in connection with the Landlord Work and in the Building exterior common areas, the cost of which shall be included in Operating Expenses under this Lease (except that any items constituting capital expenditures shall be amortized as required therein), (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises and in any other areas within the Shell and Core, at Tenant’s expense, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts “path of travel” and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. Notwithstanding anything to the contrary contained in this Article, and as the permit for construction of the Landlord Work has been issued, then, provided that Landlord constructs the Landlord Work in accordance with the petmitted plans, any additional work required for compliance with ADA Title III and related Local Barriers Acts in connection with the Landlord Work shall be Tenant’s responsibility, at Tenant’s sole cost. The final determination as to whether Landlord constructed the Landlord Work in accordance with the permitted Building Plans shall be made by Landlord’s architect. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant’s employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord’s employees.

Notwithstanding anything contained herein to the contrary, Landlord shall be responsible for maintaining the Common Areas of the Project in compliance with ADA.

[Signature page follows.]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

GPI T&U INLAND, LP, a Texas limited partnership

By:	/s/ Pierce Lancaster
Name: Pierce Lancaster
Title: Authorized Person

TENANT:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation

By:	/s/ Mike Freed
Name: Mike Freed
Title: CEO

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

(shown as areas shaded in purple)

Inland Tract

1236 Menlo Drive

[Continued on Following Page]

Inland Tract

1236 Menlo Drive

EXHIBIT B

EXPENSES AND TAXES

1.	Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of Expenses (defined below) and Tenant’s Pro Rata Share of Taxes (defined below) for each calendar year or fractional year during the Term. The Building consists of both office and warehouse usage and, accordingly: (i) Tenant’s Pro Rata Share of Expenses for the office portion of the Premises shall be calculated as a fraction, the numerator of which is the square footage of the office portion of the Premises, and the denominator of which is the total office space within the Building, as same may be reasonable adjusted by Landlord from time to time; and (ii) Tenant’s Pro Rata Share of Expenses for the warehouse portion of the Premises shall be calculated as a fraction, the numerator of which is the square footage of the warehouse portion of the Premises, and the denominator of which is the total warehouse space within the Building, as same may be reasonable adjusted by Landlord from time to time. Tenant hereby acknowledges and agrees that Landlord shall have the right, in Landlord’s reasonable discretion, to allocate certain office-related Expenses and Taxes to the office portions of the Project, and to allocate certain warehouse-related Expenses and Taxes to the warehouse portions of the Project. On or before the first day of January of each year (or, with respect to the year in which the Commencement Date occurs, prior to the Commencement Date) during the Term, or as soon thereafter as is practicable, but in no event later than April 1st, Landlord shall furnish Tenant with a statement (“Landlord’s Estimate”) setting forth Landlord’s reasonable estimate of Expenses and Taxes for the forthcoming year (or the fractional year in which the Commencement Date occurs as the case may be). On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Pro Rata Share of Taxes and Expenses as estimated in Landlord’s Estimate; provided, however, that, if for any reason Landlord has not provided Tenant with Landlord’s Estimate on the first day of any year during the Term (or by the Commencement Date, as the case may be), then, (i) until the first day of the calendar month following the month in which Tenant is given Landlord’s Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Exhibit B for the month of December of the preceding year and, (ii) on the first day of the month following Tenant’s receipt of Landlord’s Estimate, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant’s Pro Rata Share of Expenses and Taxes as shown on such Landlord’s Estimate plus an amount equal to the remainder obtained by subtracting the amount theretofore paid by Tenant pursuant to item (i) above from that amount obtained by multiplying the number of months (exclusive of the month then at hand) occurring since the first day of such year (or since the Commencement Date, as the case may be) by Tenant’s then correct monthly share of Landlord’s Estimate. If such calculation proves Tenant has overpaid, Landlord shall apply such overpayment as a credit against Tenant’s future payment obligations until such credit is depleted. Tenant shall thereafter during such year pay one-twelfth (1/12) of Tenant’s Pro Rata Share of Expenses and Taxes on the first day of each calendar month. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord’s Estimate, in which event such Tenant’s Pro Rata Share of Taxes and Expenses, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of the month following Landlord’s giving of such notice.

If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, Tenant’s Pro Rata Share of Taxes and Expenses for the year in which the Commencement Date or the Termination Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant’s Pro Rata Share of Expenses and Taxes for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year)

1.02 Within ninety (90) days following January 1 of each year during the Term (beginning with the calendar year following the year in which the Commencement Date occurs Landlord shall furnish Tenant with a statement of the actual Expenses and the actual Taxes for the prior calendar year. If the estimated Expenses or estimated Taxes for the prior calendar year is more than the actual Expenses or actual Taxes, as the case may be, for the prior calendar year, Landlord shall apply any overpayment by Tenant against the Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expenses or estimated Taxes for the prior calendar year is less than the actual Expenses or actual Taxes, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, a lump-sum payment of any underpayment for the prior calendar year.

2.	Expenses.

“Expenses” means any and all expenses, costs and disbursements of every kind that Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Building and the Property. Expenses include, but are not limited to, the following:

(a)

Wages and salaries of personnel or entities (exclusive of Landlord’s executive personnel) and all costs and fees of personnel and entities engaged in the operation, repair, maintenance, or security of the Building, including taxes, insurance, and benefits relating thereto and the costs of all supplies, furniture and materials (including work clothes and uniforms) used in the operation, repair and maintenance of the Building.

(b)

The cost of performance by Landlord’s personnel of, or of all service or other agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, concierge, elevator maintenance and landscaping for the Building, landscaping for any land controlled by Landlord in the immediate vicinity of the Building, and landscaping for any land within public rights-of-way for which Landlord is responsible under agreements with public agencies.

(c)

All utilities for the Common Areas of the Project, including water, sewer, power, electricity, gas, fuel, lighting and all other utilities; and all air-conditioning, heating and ventilating costs for the Common Areas of the Project.

(d)

The cost of all insurance, including casualty and liability insurance applicable to the Building and to Landlord’s equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord and such other insurance that Landlord considers reasonably necessary in the operation of the Building, together with all appraisal and consultants’ fees in connection with such insurance. Tenant hereby acknowledges that Landlord may elect to maintain certain insurance policies as a result of Tenant’s storage of Hazardous Substances within the Premises. In the event that Landlord maintains any such policy or policies, Tenant hereby agrees to reimburse to Landlord one hundred percent (100%) of premiums paid for any such policy or policies through inclusion in Expenses, and in no event shall such cost be deemed a Controllable Expense. As of the date of this Lease, Landlord’s estimate of the cost of such policy or policies is Seven Thousand Eight Hundred Seventy-Five and 00/100 Dollars ($7,875.00) per annum, subject to adjustment from time-to-time as Landlord’s premiums associated with such policy or policies increase or decrease each year. In no

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event, however, shall the amount that Tenant is required to reimburse to Landlord exceed the amount that Landlord would pay to Landlord’s insurer if Landlord maintained premises environmental liability insurance (or reasonably comparable coverage) with limits of One Million and 00/100 Dollars ($1,000,000.00) per occurrence, Two Million and 00/100 Dollars ($2,000,000.00) aggregate, as Landlord’s premium for maintaining such coverage may vary from time-to-time.

(e)

Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Building), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues.

(f)

The cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Building or other third parties) of the Building.

(g)

Amortization of the cost of improvements or equipment that are capital in nature and that (i) are for the purpose of reducing operating costs of the Building, or (ii) in the reasonable estimation of Landlord, enhance the Building for the general benefit of tenants or occupants thereof, or (iii) are required by any governmental authority. All such costs, including actual interest, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Building as a first-class office building.

(h)	The fair market Building or Project management office rent or rental value

(i)	The cost of acquisition, installation, repair and maintenance of systems and equipment which regulate parking at the Project.

(i)	Management Fees and all items reimbursable to the Building or Project manager, if any, pursuant to any management contract for the Building or Project not to exceed four percent (4%) of Rent.

2.02 Expenses shall not include: (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net basic rents under ground leases; (g) wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated in the Project; or (h) costs specially billed to and paid by specific tenants. There shall be no duplication of costs or reimbursement.

3. “Taxes” shall mean: (i) all taxes, assessments, and other governmental charges, applicable to or assessed against the Building or any portion thereof, or applicable to or assessed against Landlord’s personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Building or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Building or its operation; (ii) all taxes, fees and

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assessments of any community improvement district, authority or similar organization or entity imposing taxes, fees or assessments against or in connection with the Building, or any portion thereof, or applicable to or assessed against Landlord’s personal property used in connection therewith, whether assessed by a community improvement district, authority or similar organization or entity presently taxing the Building or the operation thereof or by community improvement districts, authorities, organizations or entities subsequently created; (iii) Taxes assessed upon the Rent payable by Tenant pursuant to the Lease; and (iv) any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Building. If at any time during the term there shall be levied, assessed, or imposed on Landlord or all or any part of the Building by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed that is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Building or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Building, which may be assessed against Landlord or the Building or both, (ii) transfer taxes assessed against Landlord or the Building or both, (iii) penalties or interest on any late payments of Landlord and (iv) personal property taxes of Tenant or other tenants in the Building shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, for purposes of calculating Tenant’s Pro Rata Share of Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Taxes for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law.

4. Audit Rights. Tenant, within 180 days after receiving Landlord’s statement of Expenses, may give Landlord notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review, at the location where Landlord maintains such records. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. In no event shall any audit be performed by an auditor compensated on a contingency fee or similar basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Tenant shall pay the cost of such audit or inspection, including the actual hourly salary of Landlord’s or the building manager’s employee time for each working hour in excess of 10 hours devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within 90 days after the records are made available or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. If Tenant’s objection to the Landlord’s statement of Expenses for that year are determined to be well founded, and the sum of Expenses as submitted by Landlord were over-stated by 5% or more, then, subject to verification by Landlord, Landlord shall reimburse Tenant for its audit costs, not to exceed $3,500.00.

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This audit right of Tenant’s shall be in lieu of any other remedy at law or in equity, and shall preclude, for example, an action for an accounting.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between GPI T&U INLAND, LP (“Landlord”) and MIRION TECHNOLOGIES (MGPI), INC. (“Tenant”) for space in the Building located at 1218 & 1236 Menlo Drive, Atlanta, Georgia.

1. Condition of Premises. Subject to Landlord’s obligation to perform the Landlord’s Work set forth on Exhibit “C-1”, Tenant has personally inspected the Premises and accepts same in its “AS-IS” condition without representation or warranty by Landlord of any kind, except as expressly provided in the Lease to the contrary. Tenant shall be responsible for constructing the interior improvements within the Premises (the “Tenant Improvements”). Tenant’s proposed architect/engineer, construction contractor, and mechanical, electric and plumbing subcontractors are subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards heretofore delivered to Tenant, and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

2. Preparation of CD’s. On or before the seventy-fifth (75th) day following the date hereof, Tenant shall, at Tenant’s sole cost and expense, prepare and submit to Landlord a set of permittable construction drawings (the “CD’s”) covering all work to be performed by Tenant in constructing the Tenant Improvements. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building systems. Landlord shall have fifteen (15) days after receipt of the CD’s in which to review the CD’s and in which to give Tenant written notice of its approval of the CD’s or its requested changes to the CD’s. If Landlord requests any changes to the CD’s, Tenant shall make such changes and shall, within fifteen (15) days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the CD’s to Landlord. Landlord shall have fifteen (15) days after receipt of the revised CD’s in which to review said revised CD’s and in which to give to Tenant written notice of its approval of the revised CD’s or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CD’s in accordance with this paragraph. Tenant shall at all times in its preparation of the CD’s, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CD’s, and any revisions thereto, act reasonably and in good faith.

3. Construction of Tenant Improvements. Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (a) evidence of insurance (whether carried by Tenant or its contractor) meeting the requirements set forth in the below Paragraph, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (b) a project schedule in detail reasonably satisfactory to Landlord. Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant Improvements in a good, first-class and workmanlike manner and in accordance with the Plans and Specifications and all applicable governmental regulations. If Tenant shall fail to complete the Tenant Improvements by the Commencement Date, Tenant’s obligation to pay Base Rent and Additional Rent hereunder shall nevertheless begin as set forth herein. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Premises to perform periodic inspections of the Tenant Improvements. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

All contractors and subcontractors utilized by Tenant shall carry the following policies and types of insurance

(a) Workers’ Compensation and Employers’ Liability Insurance, with limits of not less than those required by any employee benefit act or other statutes applicable in the State of Georgia, as will protect Tenant’s contractors from any and all liability under the aforementioned acts.

(b) Commercial General Liability Insurance including (i) broad form contractual liability, (ii) completed operations/product liability with a two year extension beyond completion and acceptance of such contract work, (iii) broad form property damage including completed operations, (iv) X C & U exclusion deleted where applicable.

(c) Comprehensive Automobile Liability Insurance including the ownership, maintenance and operations of any automotive equipment owned, hired and non-owned, including loading and unloading of any automobile, which insurance shall insure Tenant’s contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from its operations under its contract with Tenant whether such operations are performed by Tenant’s contractors or by any one directly or indirectly employed by any of them.

(d) Builders’ Risk Completed Value Form affording “All Risks of Physical Loss or Damage” to the Work and all other improvements to the Premises and all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property in the Premises.

All liability insurance shall have combined single limits of at least $3,000,000.00; provided, however, that with respect to any contractor or subcontractor whose contract amount is less than $100,000.00 and whose work does not involve high-risk activities (in the judgment of Landlord or its insurance agent) the limits required of such contractor shall be $1,000,000.00. All physical damage insurance shall be in amounts at least equal to the full replacement cost of the covered items and shall not be subject to the application of any coinsurance clauses or requirements.

4. Punchlist. Upon substantial completion of the Tenant Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

5. Improvement Costs. Provided Tenant is not in Default, Landlord shall reimburse Tenant (or pay directly to Tenant’s general contractor) for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, an amount equal to up to the Allowance (as defined in Section 1.7 above).

Landlord shall pay the Allowance within forty-five (45) days following the date that Tenant’s contractor has:

(i) substantially completed the Tenant Improvements and received a Certificate of Occupancy (or the jurisdictional equivalent) from the applicable governing authority;

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(ii) delivered to Landlord lien waivers and affidavits from Tenant’s contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Premises relating to the Tenant Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that there are no parties entitled to file a lien against the real property underlying the Park in connection with such work; and

(iii) delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements.

For purposes of this Lease, the term “Improvement Costs” shall mean the cost of the CD’s and all tenant build-out, including, without limitation, demising walls and utilities, data/telecom cabling, moving costs, architectural and permitting fees, and furniture, fixtures and equipment. Tenant shall be responsible for all Improvement Costs in excess of the Allowance.

6. Certificate of Occupancy. Tenant acknowledges and agrees that Tenant shall have no right to conduct its business at the Premises unless and until Tenant delivers to Landlord an original certificate of occupancy, if applicable for the Premises.

7. Construction Management Fees. Tenant shall pay to Landlord a construction management fee equal to one percent (1%) of the total cost of the Tenant Improvements, which amount may be deducted by Landlord from the Allowance due and payable hereunder.

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EXHIBIT C-1

LANDLORD’S WORK

Prior to Landlord’s delivery of the Premises to Tenant, Landlord shall, at Landlord’s cost and expense, demise the Premises out of Suite D so as to configure the Premises substantially as shown on Exhibit “A”. In addition, prior to the Commencement Date, Landlord shall complete the scope of repair work within the “Critical Repair” areas of the parking areas of the Project as depicted on Exhibit “L” of the Lease. In the Critical Repair areas identified on Exhibit L, Landlord shall perform milling and overlaying of the the asphalt with new 2” mill, bituminous tack, with a 2” Superpave.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re: Commencement Letter with respect to that certain Lease dated as of the ________ day of __________, _____, by and between GPI T&U INLAND, LP, a Texas limited partnership, as Landlord and _____________________, as Tenant, for approximately ______ rentable square feet in the Building located at 1218 & 1236 Menlo Drive, Atlanta, Georgia.

Dear __________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ______________________;

2.	The Termination Date of the Lease is ___________________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing 2 counterparts of this Commencement Letter in the space provided and returning 1 fully executed counterparts to my attention.

Sincerely,

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property, the Project, and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Landlord shall have the right to modify the Rules and Regulations from time-to-time. Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord shall have the right to require that any work which Landlord determines is reasonably likely to disturb other tenants of the Building to be restricted to certain hours designated by Landlord intended to minimize disruptions to other tenants of the Building. Tenant agrees to use commercially reasonable efforts to cooperate with Landlord to coordinate construction logistics so as to minimize interference with the day-to-day operations of the Building and the tenants thereof. Tenant shall be solely responsible for the security of the Premises during the construction of the Tenant Improvements and Tenant bears all risk of loss related thereto. Landlord shall have the right to require Tenant, at Tenant’s sole cost and expense, to hire security personnel to provide security services to the Premises during the construction of the Tenant Improvements.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.

Tenant shall not: (I) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.

No animals, except those assisting disabled persons, and except those brought into the Premises in strict compliance with Exhibit G, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

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14.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Tern be extended as a result of the above actions.

15.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the office portions of the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

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22.

Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice. Deliveries being made to and from the Premises by trucks exceeding twenty-five feet (25’) in length shall not be permitted during the hours of 9:00 A.M. and 5:00 P.M. Trucks exceeding fifty-two feet (52’) in length shall not be permitted at the Project at any time. No storage or overnight parking of tractor-trailers, 18 wheelers, or other trailers shall be permitted at any time. Trucks may only be parked at loading docks during periods of active loading and unloading, and during any period that active loading or unloading is not occurring, such trucks shall be removed from the loading docks.

23.

The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Tenant shall comply with Landlord’s requirements pertaining to any recycling program instituted for the Building.

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EXHIBIT F

ADDITIONAL PROVISIONS

1. Extension Option.

Provided this Lease is in full force and effect and Tenant is not then in Default under any term or condition of this Lease, and provided further that Tenant is occupying substantially all of the Premises as set forth herein, Tenant shall have the options (each, an “Extension Option”), at the expiration of the initial Term or Extension Period, as the case may be, to extend the Term for up to two (2) consecutive periods of five (5) years each (each, an “Extension Period”), such extensions to be on the same terms, covenants and conditions as are herein contained, except that the Base Rent payable during the first (1st) year of each Extension Period shall be ninety-seven percent (97%) of Fair Market Rental Value, as defined below, with three percent (3%) annual escalations each year thereafter for the balance of such Extension Period. In order to validly exercise an Extension Option, Tenant must provide written notice to Landlord of Tenant’s intent to exercise the Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Term or Extension Period, as applicable. Without further instrument, lease or agreement, the Term of this Lease shall be so extended upon the giving of such written notice by Tenant; provided, however, Tenant agrees to execute such reasonable documentation as Landlord may reasonably request memorializing such extension.

Within sixty (60) days following Tenant’s notice to Landlord of exercise of an Extension Option, Landlord shall notify Tenant in writing of the Fair Market Rental Value proposed by Landlord for the applicable Extension Period (“Landlord’s Proposed Rent”). If Tenant disagrees with Landlord’s Proposed Rent, Tenant shall notify Landlord in writing of such disagreement within thirty (30) days following receipt of Landlord’s Proposed Rent and shall contemporaneously notify Landlord in writing of what Tenant believes is the Fair Market Rental Value for the upcoming Extension Period (“Tenant’s Proposed Rent”).

Landlord and Tenant shall meet during the sixty (60) day period following the receipt of the written notice exercising the Extension Option and shall attempt to agree on the Base Rent for such Extension Period. If Landlord and Tenant agree on the Base Rent for such Extension Period by the last day of such sixty (60) day period, Landlord and Tenant will forthwith execute a written agreement confirming the Base Rent for such Extension Period which has been agreed upon. If Landlord and Tenant fail to so agree by the last day of the month following the written notice exercising the option, the determination of the Base Rent for the applicable Extension Period shall be submitted to binding arbitration by Landlord and Tenant. Each of Landlord and Tenant shall submit to the arbitrator copies of Landlord’s Proposed Rent and Tenant’s Proposed Rent. Such arbitration shall be filed at the regional office of the American Arbitration Association in Atlanta, Georgia and conducted in Atlanta, Georgia before a single arbitrator and shall be administered by the American Arbitration Association in accordance with its rules, procedures and protocols then in effect for the Real Estate Industry (the “AAA Rules”). The arbitrator shall be an impartial professional selected in accordance with the AAA Rules. In the interest of expediting matters and reducing costs, the parties to the arbitration shall not be entitled to file motions or conduct discovery. In rendering his/her decision, the arbitrator shall have the obligation to select either Landlord’s Proposed Rent or Tenant’s Proposed Rent as the Base Rent to be paid by Tenant. The arbitrator’s award shall be binding upon all parties to the arbitration and a judgment upon the award may be entered in any court having jurisdiction thereof. The out-of-pocket attorneys’ fees and costs of Landlord and Tenant, the out-of-pocket costs of any appraiser or consultant engaged by Landlord or Tenant and the fees and costs of the American Arbitration Association and the arbitrator shall be paid by the party whose determination of Base Rent was not selected within thirty (30) days of receipt of an invoice.

If, by virtue of any delay, Fair Market Rental Value is not determined by the expiration or termination of the then-applicable Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Base Rent during the applicable Extension Period in the same amount which it was obligated under this Lease to pay prior to the commencement of such Extension Period. When Fair Market Rental Value is determined, the appropriate Base Rent shall be calculated retroactive to the commencement of the applicable Extension Period and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

In determining Fair Market Rental Value, the Landlord and Tenant shall determine the amount that a willing tenant would pay, and a willing landlord of comparable flex warehouse/office spaces, at arm’s length, to rent premises of comparable size and quality as the Premises.

2. Parking.

Subject to casualty, condemnation or Force Majeure, the Project shall at all times contain at least at least one hundred sixty-six (166) parking spaces. Tenant shall not over-burden the parking areas serving the Project and in no event shall the parking available to Tenant exceed three (3) parking spaces per 1,000 Rentable Square Feet of the Premises (“Tenant’s Maximum Parking Allowance”). In the event that Tenant requires parking in excess of Tenant’s Maximum Parking Allowance, Tenant shall either: (i) use commercially reasonable efforts to procure such parking off-site from the Project at Tenant’s sole cost and expense and subject to Landlord’s satisfaction that Tenant has solved for the excess of parking spaces above “Tenant’s Maximum Parking Allowance” or (ii) adopt an alternative employee transportation plan (e.g. rideshare, carpooling or Uber/Lyft) to address its parking needs and provide such plan for Landlord’s approval, which approval shall not be unreasonably withheld. Should Tenant fail to achieve parking at or below Tenant’s Maximum Parking Allowance then, for excess parking spaces above Tenant’s Maximum Parking Allowance, Landlord shall have the right to fine Tenant Fifteen and 00/100 Dollars ($15.00) per vehicle per day in excess of Tenant’s Maximum Parking Allowance, which amount shall be due within five (5) days following Landlord’s demand therefor. Landlord makes no representation to Tenant as to Tenant’s ability to procure off-site parking or the cost thereof. In the event that Tenant does procure off-site parking pursuant to the foregoing, upon Landlord’s request, Tenant shall provide to Landlord documentation evidencing that Tenant has secured such off-site parking, and such off-site parking contains at least the number of parking spaces in excess of Tenant’s Maximum Parking Allowance which Tenant’s employees will utilize. Upon Landlord’s request, Tenant shall provide to Landlord the number of agents, employees, contractors or invitees occupying the Premises.

Tenant’s parking at the Building shall be on an unassigned, first come, first serve basis. As of the date of this Lease, Landlord does not assess a charge for unreserved parking at the Project; provided, however, Landlord reserves the right to implement a charge for unreserved parking at the Project at a future date. The location of Tenant’s parking spaces shall initially be in a location designated by Landlord, but Landlord shall have the right to relocate such parking spaces from time-to-time upon notice to Tenant. Tenant hereby acknowledges that the Project is a mixed-use development with retail, office, warehouse and other uses and Landlord makes no representation as to the availability of parking at the Project during non-Business Hours. If requested by Landlord, at any time and from time-to-time, Tenant shall provide to Landlord a list of the make, model, color and license plate number of the vehicles parked by Tenant, its agents, employees, contractors and invitees at the Project. Landlord shall have the right to require Tenant’s employees to place a decal or hang-tag upon their vehicles so as to identify such vehicles as owned by Tenant’s employees.

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In no event shall Tenant permit any parking of its vehicles, or vehicles belonging to Tenant’s agents, employees, contractors or invitees, on Menlo Drive, and, in the event that Tenant or Tenant’s employees, agents, contractors or invitees, park vehicles on Menlo Drive in violation of this Section, Landlord shall have the right, but not the obligation, to (i) require Tenant to immediately to remove such vehicles or (ii) require Tenant to pay to Landlord the sum of One Hundred Dollars ($100.00) per day, per vehicle parked in violation of the foregoing. Landlord and Tenant hereby acknowledge and agree that the foregoing sum is not a penalty, but rather a reasonable pre-estimate of Landlord’s damages in the event that Tenant’s agents, employees, contractors or invitees, park on Menlo Drive, it being further acknowledged that Landlord’s actual damages would be extremely difficult or impossible to calculate. Tenant shall have the obligation to inform Tenant’s agents, employees, contractors and invitees of the foregoing restriction.

No storage or overnight parking of tractor-trailers, 18 wheelers, or trailers shall be permitted at any time.

3. Signage.

Landlord shall provide to Tenant a listing on any directory signage serving the Building. Subject to compliance with applicable codes and ordinances, and further subject to Landlord’s prior approval thereof (which may be withheld in Landlord’s sole discretion), Tenant shall have the right to install one (1) blade sign located upon Premises in a location acceptable to Landlord.

Tenant shall have the right to install a panel upon the existing monument sign serving the Building. Tenant’s monument panel shall be fabricated and installed by Tenant at Tenant’s cost and expense. The design of Tenant’s monument panel shall be subject to Landlord’s prior approval, such approval not to be unreasonably withheld, delayed or conditioned. Tenant’s panel shall be in a location upon the monument sign as designated by Landlord.

4. Right of First Refusal.

Subject to the rights of any tenants of the Building existing as of the date of this Lease, provided this Lease is then in full force and effect, there exists no Default, there is no sublease of any portion of the Premises or assignment of any of Tenant’s interest in this Lease, then, commencing on the date of this Lease and continuing through the last day of the thirty-sixth (36th) month of the Term, Landlord hereby grants Tenant right of first refusal to lease all (but not a portion) of the approximately 8,001 square feet of Rentable Floor Area commonly known as Suite 1218-D of the Building and shown on Exhibit A hereto (the “ROFR Space”), upon the other terms and conditions set forth herein. If Landlord receives an offer from a third party to lease the ROFR Space, upon terms and conditions and at a rental rate acceptable to Landlord, Landlord shall give Tenant written notice thereof, offering to lease the applicable ROFR Space (or the applicable portion thereof) to Tenant upon the terms and conditions and at the greater of: (i) the rental rate contained in such third party offer; provided, however, in the event any such third party offer contains any tenant improvement allowance (or any similar tenant inducement), such inducement shall be proportionately reduced to reflect the amount of Term left on this Lease relative to the amount of term specified in such third party offer; or (ii) the rental rate then applicable to the

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Premises hereunder with corresponding escalations. In no event shall Tenant be permitted to lease less than all of the ROFR Space. Tenant shall have five (5) Business Days to accept or reject such offer. If Tenant rejects such offer or fails to respond within said five (5) Business Day period, then Landlord shall be entitled to rent said space to a third party on such terms and conditions. If Tenant accepts said offer, then Tenant shall have leased such space upon applicable terms set forth in this Special Stipulation 4. The Rent for said ROFR Space shall commence on the earlier to occur of (i) thirty (30) days after the Landlord delivers possession of such space to Tenant for Tenant’s installation of its leasehold improvements, or (ii) the date Tenant occupies such ROFR Space.

If Tenant leases the ROFR Space, Landlord shall prepare an amendment to reflect the addition of the ROFR Space to the Premises. Tenant shall execute and return such amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but an otherwise valid exercise of the within right of first refusal to lease such ROFR Space shall be fully effective whether or not such amendment is executed.

Landlord and Tenant hereby acknowledge and agree that this Right of First Refusal is an ongoing Right of First Refusal through the thirty-sixth (36th) month of the Term.

5. Right of First Offer.

Subject to the rights of any tenants of the Building or Project existing as of the date of this Lease, provided this Lease is then in full force and effect, there exists no Default, there is no sublease of any portion of the Premises or assignment of any of Tenant’s interest in this, from and after the last day of the thirty-sixth (36th) month of the Term (and continuing through the last day of the initial Term of this Lease), Landlord hereby grants Tenant a one-time right of first offer to lease all (but not a portion) of the approximately 8,001 square feet of Rentable Floor Area located commonly known as Suite 1218-D and Suite 1218-E (5,119 square feet) of the Building and shown on Exhibit A hereto (each a “ROFO Space”), upon the other terms and conditions set forth herein. If Landlord intends to market for Lease either ROFO Space, Landlord shall give Tenant written notice thereof, offering to lease the applicable ROFR Space (or the applicable portion thereof) to Tenant upon the terms and conditions and at the rental rate that Landlord intends to market the applicable ROFO Space for Lease. In no event shall Tenant be pe1mitted to lease less than all of the applicable ROFO Space which is the subject of Landlord’s offer. Tenant shall have five (5) Business Days to accept or reject such offer. If Tenant rejects such offer or fails to respond within said five (5) Business Day period, then Landlord shall be entitled to market said space for lease to a third party on such terms and conditions desirable to Landlord. If Tenant accepts said offer, then Tenant shall have leased such space upon the terms contained in said offer. The Rent for said ROFO Space shall commence on the earlier to occur of (i) thirty (30) days after the Landlord delivers possession of such space to Tenant for Tenant’s installation of its leasehold improvements, or (ii) the date Tenant occupies such ROFR Space.

If Tenant leases a ROFO Space, Landlord shall prepare an amendment to reflect the addition of the applicable ROFR Space to the Premises. Tenant shall execute and return such amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but an otherwise valid exercise of the within right of first refusal to lease such ROFO Space shall be fully effective whether or not such amendment is executed.

Landlord and Tenant hereby acknowledge and agree that this Right of First Offer is a one-time Right of First Offer as to each ROFO Space, and once each ROFO Space has been offered by Landlord to Tenant, Tenant’s rights with regard to such ROFO Space shall be null and void and of no fmiher force and effect.

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EXHIBIT G

PET POLICY

Landlord has enacted a Pet Policy for the Building. Tenant shall comply at all times with the Pet Policy in connection with any pets in or on the Project, the Building or the Premises.

Tenant acknowledges that Landlord is willing to allow certain pets in the Premises and to allow limited access for such pets into the Project and through the Building to the Premises as a privilege which is subject to Tenant’s compliance with the requirements of this Exhibit G. Landlord wishes to accommodate Tenant’s desire to allow certain pets into the Premises, however, the strict guidelines and requirements of this Exhibit must be adhered to by Tenant and any sublessees, invitees, licensees and employees and any other Tenant parties who bring a pet into the Premises or the Building. The only pets that are allowed on the Project, in the Building or in the Premises are certain breeds of domesticated dogs (“Allowed Pets”).

1. Tenant must provide Landlord with a list of employees and a description of each employee’s pet that is to be allowed into the workplace. Landlord reserves the right, in its sole discretion, to prohibit any breed of dog or any individual dog that is aggressive, as determined in Landlord’s sole discretion, from being an Allowed Pet.

2. Only Allowed Pets that are listed on the Tenant-provided list of Allowed Pets will be allowed into the Building or the Premises. Tenant shall inform its employees and visitors that no pets are allowed into the Building other than the Allowed Pets listed on Tenant’s list. At no one time shall the number of Allowed Pets in the Building or the Premises exceed a total of five (5).

3. Allowed Pets shall not be permitted anywhere in the Building other than the Premises, with the exception of walking through the ground floor lobby (without lingering) to access the freight elevator in order to have access to and from the Premises. Allowed Pets shall not use the passenger elevators (and shall only use the freight elevators (if available) or stairwells) for vetiical transportation within the Building.

4. The Allowed Pets must have all required vaccinations and such vaccinations shall be kept current at all times. Upon Landlord’s request from time to time, Tenant shall provide Landlord with evidence of all current vaccinations for the Allowed Pets.

5. The Allowed Pets shall be appropriately treated to prevent fleas, ticks and other parasites. If Landlord has reason to believe that one or more of the Allowed Pets is infested with fleas, ticks or other parasites, such Allowed Pet(s) shall not be brought into the Premises until it is no longer infested with fleas, ticks or other parasites. Landlord shall have the right to designate cetiain outdoor areas for dog walking and defecation/urination and Tenant (and Tenant’s employees) shall remove and dispose of any waste caused by their Allowed Pets.

6. Allowed Pets shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Project (including the Premises) or cause excessively loud noise outside of the Premises whether through barking, growling or otherwise. Pet odors and/or poor behavior (e.g., aggression, loud barking, etc.) will not be tolerated from any Allowed Pet and any pet exhibiting such behavior will be barred from entering the Project or the Building in the future.

7. Allowed Pets shall not be left unattended in the Premises and while outside the Premises (i.e., in any Common Areas of the Project), the Allowed Pets shall be kept on leashes at all times.

8. Tenant shall be responsible for any additional cleaning, extermination, repair and replacement costs and all other costs which may arise from the Allowed Pets’ presence in the Project in excess of the costs that would have been incurred had the Allowed Pets not been allowed in or around the Project.

9. Tenant shall immediately remove or clean up any dog waste including, without limitation, excrement or wet spots, from the Premises, the Building and the Project and shall reimburse Landlord for restoration or replacement of the damaged or soiled property. Landlord shall have the right to utilize special cleaning services to remedy any such soiling or damage and Tenant shall reimburse Landlord for I 00% of the cost of such services as a direct charge.

10. Prior to any pet entering upon the Project, the pet’s owner shall provide to Landlord a copy of such owner’s homeowner’s or renter’s personal insurance policy covering claims relating to such pet in coverage amounts reasonably acceptable to Landlord. Tenant shall be liable for, and hereby agrees to indemnify and hold the Landlord Parties harmless from any and all claims arising from any and all acts (including but not limited to biting and causing bodily injury to, or damage to the propetiy of, another tenant, subtenant, occupant, licensee, invitee or an employee of any of the Landlord Patties) of, or the presence of, the Allowed Pets in or about the Premises, the Building or the Project. In the event that any Allowed Pet bites or otherwise injures any person or any other animal, Tenant must immediately cause the employee whose dog caused the injury to remove its Allowed Pet from the Project and in no event thereafter shall the Allowed Pet which caused the injury ever be brought to or kept at the Premises or Project.

11. Tenant shall be responsible for, and indemnify, defend, protect and hold the Landlord Patties harmless from and against any and all costs to remedy any and all damages caused to the Building, the Project or any portion thereof or to the premises or property of any occupant or visitor to the Building or the Project by an Allowed Pet. Landlord shall not be responsible in any way for the welfare of any Allowed Pet.

12. Tenant shall comply with all Applicable Laws associated with or governing the presence of a dog within the Premises and/or the Building and such presence shall not violate the certificate of occupancy.

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EXHIBIT H

JANITORIAL SPECIFICATIONS THE FOLLOWING JANITORIAL SERVICES ARE PROVIDED ONLY TO THE OFFICE PORTIONS OF THE PREMISES (AND NOT TO ANY WAREHOUSE PORTIONS OF THE PREMISES) THREE {3) BUSINESS DAYS PER WEEK. IN THE EVENT THAT TENANT DESIRES JANITORIAL SERVICES FIVE {5) BUSINESS DAYS PER WEEK, TENANT SHALL BE RESPONSIBLE FOR PAYMENT OF THE INCREMENTAL COST OF SUCH ADDITIONAL SERVICE MONTHLY, IN ADVANCE, AS ADDITIONAL RENT.

DAILY CLEAN

Entrance Lobbies/Common Areas/Hallways/Break rooms:

•	Sweep entrance up to ten (10) feet from doors.

•	Vacuum entryway mats at every entrance

•	Vacuum flooring wall to wall.

•	Wipe and polish all metal surfaces within hand reach.

•	Empty and clean trash receptacles.

•	Empty and clean recycling receptacles.

•	Clean glass in entrance area.

•	Clean directory glass, and spot clean lobby glass.

•	Clean thresholds.

•	Spot clean handrail glass, handrails, doors and walls.

•	Thoroughly mop all hard surface floors wall to wall.

Kitchen Areas:

•	Wipe clean all horizontal counters space

•	Disinfect and wash clean all water fountains and water coolers in tenant areas; including but not limited to cabinets, stainless steel, small and large appliances (microwaves, refrigerators).

•	Clean exterior of refrigerators including handles.

•	Clean interior/exterior of microwaves, if elected by Tenant, and at an additional cost to Tenant.

Exterior Parking Areas (Daily):

•	Walk property picking up litter, debris, cigarette butts

•	Blow Off Property

Restrooms:

•	Wash all floors with disinfectant and remove all spots and stains, including tile baseboards.

•	Wash and polish all mirrors and bright work.

•	Wash and wipe dry all plumbing fixtures.

•	Wash and disinfect all toilet seats, both sides.

•	Scour, wash and disinfect all basins, bowls and urinals.

•	Scrub shower walls, floor, and entrance area.

•	Empty paper towel trash receptacles and dispose in building trash receptacle. Replace trash liners.

•	Fill soap dispensers and paper towel dispensers.

•	Fill toilet tissue, seat covers and sanitary napkin dispensers.

•	Empty and clean sanitary napkin disposal receptacles.

•	Clean and wash receptacles and dispensers.

•	Remove fingerprints and spots from walls.

•	Remove all unauthorized marks and writing from walls, partitions, etc.

Store Room/Janitors’ Closets:

•	Remove trash from area.

•	Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and janitorial closets.

•	Maintain an orderly arrangement of all equipment stored in these areas such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

•	Clean and disinfect service sinks.

•	Sweep and damp mop service sink closet floors. Deodorize and disinfect as required.

•	Sweep store room floors.

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WEEKLY CLEAN

Performed Once Per Week

Entrance Lobbies/Common Areas/Hallways/Break rooms:

•	Detail Clean Thresholds.

•	Clean door jambs.

•	Dust horizontal surfaces

•	Remove carpet stains. Removal of carpet stains the size of a nickel or smaller will be at no additional cost to Tenant. Removal of larger stains is subject to an additional charge.

Kitchen Areas:

•	Wipe clean all vertical counters/cabinets.

PERFORMED DURING THE FIRST 5 BUSINESS DAYS OF EACH MONTH

Entrance Lobbies/Common Areas/Hallways/Break rooms:

•	Dust and spot clean walls and baseboards.

•	Detail Clean Thresholds.

•	Clean door jambs.

•	Dust horizontal surfaces

•	Dust all baseboards with HEPA filtered vacuum.

Restrooms:

•	Dust and clean walls. Wash tiled walls and partitions.

•	High dust wall, light fixtures and ventilation grilles.

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EXHIBIT I

GUARANTY

WHEREAS, GPI T&U INLAND, LP, a Texas limited partnership and MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation (“Tenant”), have simultaneously executed or are about to execute a lease (the “Lease”) with respect to certain space known and numbered locally as Suites 1218A, 1218B, 1218C and 1236C (collectively, the “Premises”) located at 1218 and 1236 Menlo Drive, Atlanta, Georgia 30318, commonly known as Inland Tract, pursuant to which Landlord will lease the Premises to Tenant; and

WHEREAS, the undersigned MIRION TECHNOLOGIES (GLOBAL), LTD., hereinafter, referred to as “Guarantor”, have a financial interest in Tenant, and Guarantor desires to induce Landlord to enter into the Lease and/or to extend credit to Tenant; and

WHEREAS, Landlord would not enter into the Lease with Tenant if Guarantor did not execute and deliver to Landlord this Lease Guaranty (this “Guaranty”);

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby severally, unconditionally and irrevocably guarantees the prompt payment by Tenant of all Base Rent, Additional Rent (as such terms, and all other capitalized terms herein, are defined in the Lease) and all other sums payable by Tenant under the Lease, and the faithful, full and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant. The reduction of or limitation on any liabilities of Tenant under the Lease pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty. Notwithstanding anything contained herein or in the Lease to the contrary, it is acknowledged and agreed that in the event the Lease is guaranteed by more than one guarantor, such guarantors, including Guarantor, shall be jointly and severally liable.

It is specifically agreed and understood by Guarantor that the terms of the Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct or mutual departure, and the Lease may be assigned by Landlord or any assignee of Landlord, or, subject to the requirements and limitations set forth in the Lease, the Lease may be assigned or the Premises sublet by Tenant or by and assignee or sublessee, in each case without consent or notice to Guarantor, and upon the occurrence of any of such events this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered, assigned or sublet, all without releasing or relieving any Guarantor in any manner whatsoever.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is an absolute, unconditional and continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity. Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor. Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon:

(a) any lack of acceptance or notice of acceptance of this Guaranty; (b) any lack of demand of payment, presentment, protest, or notice of demand, protest, presentment, dishonor or non-payment; (c) [intentionally deleted]; (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, including without limitation the provisions of Official Code of Georgia Annotated Section 10-7-24 (Michie as amended); (e) any right to require Landlord to apply to any default, any security deposit or other security it may hold under the Lease; (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor; (g) any right of subrogation; (h) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity, except to the extent Tenant substitutes, within ninety (90) days of such incapacity, lack of authority, death or disability, a new equity member as Guarantor and/or allocates the remaining Guarantors’ percentages among all non-affected Guarantors so as to remove the affected Guarantor as a guarantor of the Lease; (i) any failure of Landlord to commence an action against Tenant or any other person or entity (including, without limitation, other Guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity, whether or not demand is made upon Landlord to file or enforce such claim; G) any failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or non-action on the part of any other person or entity, in connection with the Lease or any obligation hereby guaranteed; (k) [intentionally deleted]; (I) any invalidity, irregularity or unenforceability, in whole or in part, of any provision of the Lease; (m) any sale, transfer, sublease or assignment of the Lease or Premises, in whole or in part; (n) any lack of commercial reasonableness in dealing with the Lease or Premises; (o) any deficiencies in the ability of Landlord to collect or obtain performance from any persons or entities now or hereafter liable for the payment or performance of any obligation hereby guaranteed, except to the extent said deficiency exceeds Guarantor’s percentage of the Guaranty Amount; (p) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Tenant), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Landlord to enforce any of its rights, whether now or hereafter acquired, which Landlord may have against Guarantor; (q) any modifications of the Landlord or any obligation of Tenant relating to the Lease by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and (r) any action, occurrence, event or matter consented to by Guarantor under any provision hereof, or otherwise. Guarantor hereby expressly subordinates to Landlord and Landlord’s rights under the Lease any right or contribution from or indemnity against Tenant, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Tenant for reimbursement of any such payments, at any time while a Default by Tenant under the Lease remains outstanding and uncured. In addition to and without in any way limiting the foregoing, and provided there has been an uncured Default under the Lease or an uncured default by Guarantor, Guarantor hereby subordinates to Landlord and Landlord’s rights under the Lease any and all indebtedness of Tenant now or hereafter owed to Guarantor to all indebtedness of Tenant to Landlord, and agrees with Landlord that Guarantor shall not demand or accept any payment of principal or interest from Tenant, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness; provided, however, Landlord acknowledges and agrees that unless and until an uncured Default under the Lease by Tenant occurs, and/or unless and until an uncured default by Guarantor occurs, Tenant and Guarantor may conduct business in their sole discretion, and neither Tenant’s nor Guarantor’s actions shall be controlled by Landlord or this Guaranty.

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Guarantor acknowledges that the Lease requires that Tenant provide or cause to be provided to Landlord certain financial statements of Guarantor. Upon Landlord’s written request made not more than once per calendar year, Guarantor hereby agrees to provide to Landlord all such financial statements in such form and at such times as is required under the provisions of the Lease and Guarantor’s personal financial statement. Guarantor warrants and represents to Guarantor’s actual knowledge (a) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which Guarantor is a party or any applicable laws, and (b) that there is no litigation, claim, action or proceeding, pending or threatened against Guarantor which would adversely affect the financial condition of Guarantor or the ability of Guarantor to fulfill all obligations of Guarantor hereunder, and (c) that all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all material respects as of the date thereof, and no material change has occurred in the financial condition of Guarantor since the date thereof. Guarantor warrants and represents that Guarantor is knowledgeable in regards to the financial condition of Tenant and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto, and that Guarantor is not relying in any manner upon any representation or statement of Landlord. Guarantor warrants, represents and agrees that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Tenant and any other matter pertinent hereto, and that Guarantor is not relying upon Landlord to furnish, and shall have no right to require Landlord to obtain or disclose, any information with respect to the indebtedness or obligations guaranteed hereby, the financial condition or character of Tenant or the ability of Tenant to pay the indebtedness or perform the obligations guaranteed hereby, the existence of any collateral or security for any or all of such indebtedness or obligations, the existence or nonexistence of any other guaranties of all or any part of such indebtedness or obligations, any actions or non-action on the part of Landlord, Tenant or any other person or entity, or any other matter, fact or occurrence whatsoever. By executing this Guaranty, Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of guaranty.

The term “Landlord” whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. The term “Tenant” whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee of the Lease or sublessee of the Premises or any part thereof, and also any successor to the interests of the Tenant, and/or any assignee of the Lease or sublessee of the Premises or any part thereof, whether by assignment, sublease or otherwise.

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As part of this Guaranty, the obligations of the Guarantor hereunder shall include payment to Landlord of all reasonable costs and expenses of any successful legal action by Landlord against Guarantor, including reasonable attorneys’ fees actually incurred; provided, however, if Guarantor is the prevailing party in any such action or proceeding then Landlord shall pay all reasonable costs and expenses of Guarantor, including without limitation reasonable attorneys’ fees actually incurred.

If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and enforced in accordance with the laws of the State of Georgia. As part of the consideration for Landlord’s entering into the Lease of which this Guaranty is a part, the Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Georgia, and the Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon the Guarantor whenever the Guarantor may then be located, or by certified mail, return receipt requested, directed to such Guarantor at such Guarantor’s address as set forth below, or any subsequent notice address of which Guarantor has provided to Landlord at least fifteen (15) days’ prior written notice. Notices under or pursuant to this Guaranty shall be given to Landlord at the address first set forth above, or any subsequent notice address of which Landlord has provided Guarantor at least fifteen (15) days prior written notice. Notices under or pursuant to this Guaranty shall be given either by United States Postal Service certified mail return receipt requested, or by receipted same-day or overnight private courier service (e.g. Federal Express or similar carrier), to a party at their address specified herein or to their last address specified by at least fifteen (15) days’ prior written notice to the other party. Notices shall be deemed effective on the date of delivery, refusal to accept delivery or inability to deliver, as evidenced by return receipt or by records or the courier service. Notice given by either party’s respective legal counsel shall be effective notice hereunder.

Time is of the essence with respect to all obligations of Guarantor hereunder. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord, except by a writing signed by a duly authorized officer of Landlord. The provisions of this Guaranty shall be binding upon Guarantor and, if applicable because Tenant has not named a replacement guarantor or adjusted the Guarantors’ percentages accordingly as set forth herein, the heirs, executors, legal representatives, successors, successors-in-title and assigns of Guarantor and shall inure to the benefit of Landlord, the heirs, executors, legal representatives, successors, successors-in-title and assigns of Landlord. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of Tenant, if Tenant is a limited liability company, corporation, partnership or other entity. Guarantor has executed this Guaranty individually. This Guaranty is assignable by Landlord only in connection with a concurrent assignment and assumption of the Lease by such assignee and/or an assignment of this Guaranty for security purposes in connection with a concurrent assignment of leases and rents and Mortgage to Landlord’s Mortgagee with respect to the Building, and any full or partial assignment hereof by Landlord shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Landlord and so assigned by Landlord. Guarantor expressly waives

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notice of transfer or assignment of this Guaranty and acknowledges that the failure by Landlord to give any such notice shall not affect the liabilities of Guarantor hereunder. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If Guarantor is a partnership, all of the provisions hereof referring to Guarantor shall be construed to apply to each of the general partners of Guarantor and of any and all further tiers of general partners in the structure of Guarantor. This Guaranty and the Lease together contain the entire agreement between Guarantor and Landlord relating to the guarantying of the Lease by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and Landlord acknowledge that there are

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IN WITNESS WHEREOF, Guarantor has hereunto caused these presents to be executed under seal as of the dates set forth below.

MIRION TECHNOLOGIES (GLOBAL), LTD.

By:	/s/ James Cocks
Name:	James Cocks
Its:	Director
Date:	19 September 2019
Address: Warwick Court, Patermoster Square
London, EC4M 7DX, United Kingdom

For the purposes of the attorney’s fees paragraph

GPI T&U INLAND, LP

By:	/s/ Pierce Lancaster
Name: Pierce Lancaster
Title: Authorized Person

[SIGNATURE PAGE TO MIRION TECHNOLOGIES (GLOBAL), LTD LEA E AGREEMENT GUARANTEE]

EXHIBIT J

ESTOPPEL CERTIFICATE

WHEREAS _________ a _______________ (“Tenant”), executes this Estoppel Certificate to and in favor of ________________, and/or its Assigns (“Purchaser”), with reference to the following facts:

A. This Estoppel Certificate is made with respect to that certain Lease Agreement dated _______________ (the “Lease”) between GPI-T&U Inland, LP, a Texas limited partnership (“Landlord”) and Tenant affecting certain premises (the “Premises”) located at that certain building located at _____ Menlo Drive, Atlanta, Georgia 30318 (the “Building”). Unless the context otherwise requires, capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Lease.

B. Tenant has been informed by Landlord (“Current Landlord”), the current landlord of the Premises, that the Building is being sold to Purchaser and that in connection with such sale Current Landlord will assign all of Current Landlord’s rights and interest in the Lease and other leases to Purchaser.

Tenant hereby certifies to Purchaser as follows:

1.	Annexed hereto as Exhibit A is a full, true and correct copy of the Lease. Except as contained in such exhibit, there are no amendments, addendum, riders, or supplements, with respect to the Lease.

2.

The commencement and expiration dates (without the exercise of any renewal options) of the Lease are _______________ and _________________,respectively, and the current monthly rent due under the Lease is $ ________________,and the other current monthly payments due under the Lease are $            .

3.	To Tenant’s best knowledge and belief, the Lease is in full force and effect and there is no default existing thereunder on the part of Current Landlord or Tenant.

4.

The rent due under the Lease has been paid through and including the installment due and payable on ____________________, 20___. The next installment of rent which shall become due under the Lease shall be due and payable on _________________, 20__.

5.	There has been no prepayment of rent or other amounts due under the Lease.

6.	The amount of any security deposit presently held under the Lease is $—

7.	Tenant is presently entitled to no offset, credit, or claims whatever against rent or other amounts due under the Lease.

8.	Tenant has L ) options to extend the term of the Lease for a period of ( _ ) years each.

9.	Tenant has accepted occupancy of the Premises and Current Landlord has completed all of the improvements to the Premises required to be made by Current Landlord pursuant to the terms of the Lease.

10. Tenant is not owed any concession (free rental or otherwise) or other similar compensation under the Lease, except as set forth below:

11. There are no subleases which exist with respect to the Premises.

12. Tenant does hereby acknowledge that it is aware that Current Landlord has executed or will execute an Assignment (hereinafter called the “Assignment”) of Current Landlord’s interest in the Lease to Purchaser. Tenant hereby agrees, upon notification in writing from Seller or Purchaser, to make all payments of rent and other amounts due and payable under the Lease on and after the date of said notice to Purchaser.

13. Tenant acknowledges that this Estoppel Certificate shall be binding upon the personal representatives, successors and assigns of Tenant and shall inure to the benefit of the successors and assigns of Purchaser.

14. Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Tenant’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of the Tenant’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

15. Tenant has been informed by Current Landlord that Purchaser is purchasing the Building based upon the Lease and the obligation of Tenant to pay rent and other amounts due under the terms of the Lease, which will be assigned to Purchaser. In that respect, Tenant acknowledges that Purchaser is relying upon the certification made in this Estoppel Certificate.

IN WITNESS WHEREOF, Tenant has caused this ce1iificate to be duly executed as of this day of __________ , 201__.

a_______________

By:
Name:
Title:

EXHIBIT K

FORM OF SNDA

DRAWN BY AND RETURN TO:

____________________, Esq.

McClure & Komheiser, LLC

6400 Powers Ferry Road, Suite 150

Atlanta, Georgia 30339

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made this __ day of __________, 20___, by and among STATE BANK AND TRUST COMPANY (hereinafter    referred to as “Lender”) and _______________________ (hereinafter referred to as “Landlord”), and _______________________ (hereinafter)referred to as “Tenant”);

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a certain lease agreement dated ______________ (hereinafter referred to as the “Lease”), with respect to the leasing of [all or a portion] of the property described in Exhibit “A” attached hereto and by this reference made a part hereof (such leased premises, as more particularly described in the Lease, is herein referred to as the “Premises”); and

WHEREAS, Landlord has requested and Lender has agreed to make a loan to Landlord in the approximate original principal amount of $ _________ (as the same may be amended now or in the future, the “Loan”), which Loan shall be secured in part by a Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement encumbering said property described in Exhibit “A” (the “Security Instrument”); and

WHEREAS, as a material inducement to Lender to enter into the Loan, Tenant agrees and confirms that the Lease is and shall remain subject and subordinate to the Security Instrument, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any advancements made thereunder and to any renewals, modifications, consolidations, replacements and extensions thereof, including any increases therein or supplements thereof.

Lender does hereby agree with Tenant that, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb the right of Tenant to the use, possession and enjoyment of the Premises in accordance with the Lease, and (b) in the event Lender or any other purchaser becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, the Premises shall be subject to the Lease and Lender or such other purchaser shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender or such other purchaser shall not be liable for any act or omission of any prior landlord (including Landlord), or subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord, or required to construct any improvements which were required to be constructed by any prior landlord, nor shall Lender or such other purchaser be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord or be liable for the return of any security deposit theretofore paid by Tenant, nor shall Lender or such other purchaser be bound by any amendment or modification of the Lease made without Lender’s consent.

Tenant does hereby agree with Lender that, in the event Lender or another purchaser becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender or such other purchaser as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to any subsequent titleholder of the Premises.

So long as the Security Instrument remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner herein below provided, a copy of all notices permitted or required to be given to the landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

Tenant acknowledges that Landlord has executed and delivered to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.

Tenant agrees that there shall be no further subordination of the interest of the Tenant under the Lease to any other lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of Tenant’s interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

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Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, upon being deposited with a nationally recognized overnight courier service, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Lender, shall be addressed as follows:

State Bank and Trust Company

3399 Peachtree Road, NE

Suite 2000

Atlanta, Georgia 30326

Attn:

and, if given to Tenant, shall be addressed as follows:

and, if given to Landlord, shall be addressed as follows:

9. Should Lender become the owner of the Premises or any p01tion thereof and thereafter there shall be a breach of the obligations of the landlord under the Lease, notwithstanding anything in the Lease to the contrary, Lender shall have no personal liability with respect thereto and Tenant shall look solely to Lender’s interest in the Premises or any p01tion thereof for satisfaction of any liability that Lender may have to Tenant as a result of such breach.

10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

3

The certifications and agreements contained herein are made by Tenant with the knowledge that the Lender would not enter into the Loan except in reliance upon such certifications and agreements by Tenant.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all shall constitute one and the same Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Instrument.

[OPTION] With respect to any right of first refusal, right of first offer, or similar provision in the Lease, Tenant agrees that such provision shall not apply to: (i) the making of the Loan, (ii) any transfer of the Premises from Landlord to Lender or its affiliates, and (iii) any subsequent sale by Lender or its affiliates after such transfer of the Premises from Landlord.

[SIGNATURES ON FOLLOWING PAGE]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, as of the date first above written.

LENDER:

Signed, sealed and delivered in the presence of:	STATE BANK AND TRUST COMPANY

By:
Unofficial Witness	Name:
Title:

Notary Public

My Commission Expires:	[BANK SEAL]

(NOTARY SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LANDLORD:

Signed, sealed and delivered in the presence of:

	By:	(SEAL)
Unofficial Witness	Name:
Title:

Notary Public

My Commission Expires:

(NOTARY SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

6

TENANT:
Signed, sealed and delivered in the presence of:

	By:	(SEAL)
Unofficial Witness	Name:
Title:

Notary Public

My Commission Expires:

(NOTARY SEAL)

7

EXHIBIT “A”

ATTACH LEGAL DESCRIPTION FOR PROPERTY

EXHIBIT L

PARKING LOT REPAIR PLAN

EXHIBIT M

TENANT’S LICENSE

LICENSE NO. GA 1270-1
AMENDMENT NO. 21
ISSUANCE DATE: Jul. 17, 2019
EXPIRATION DATE: Apt·. 30, 2024

ENVIRONMENTAL PROTECTION DIVISION

RADIOACTIVE MATERIALS PROGRAM

GEORGIA RADIOACTIVE MATERIALS LICENSE

In accordance with the Georgia Radiation Control Act (“Act”), O.C.G.A. 31-13-1, et seq., and the Georgia Rules and Regulations for Radioactive Materials (“Rules”), Chapter 391-3-17, promulgated thereunder, the licensee designated below is hereby issued a license to transfer, receive, possess, and use the radioactive material(s) listed herein for the purpose(s) and at the place(s) designated herein.

1. Name: Mirion Technologies (MGPI), Inc.	3. License Number: GA 1270-1 ____ Renewal in its Entirety
2. Address: 5000 Highlands Parkway, Suite 150 Smyrna, GA 30082	4. Expiration Date: Apr. 30, 2024
5. Telephone Number: (770) 432-2744
Fax Number: () -

This license is conditioned upon compliance with the Act and the Rules, orders of the Director and all conditions specified on the attached pages. This license may be revoked, suspended or modified for cause, including but not limited to, noncompliance with the Act, Rules and/or this license and any material false statements in the application, supporting information and/or any statement(s) of facts required no matter when submitted or made.

/s/ David M. Matos
David M. Matos, Program Manager
Radiation Protection Programs